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                                                                      Exhibit 21

                                 SUBSIDIARIES


All subsidiaries of Orbital Sciences Corporation are Delaware Corporations unless otherwise indicated.

ORBITAL COMMUNICATIONS CORPORATION
ORBITAL INTERNATIONAL, INC.
ORBITAL INTERNATIONAL SERVICES, INC.
ORBITAL NAVIGATION CORPORATION
MACDONALD, DETTWILER AND ASSOCIATES LTD., a Canadian company
MACDONALD, DETTWILER SPACE AND ADVANCED ROBOTICS LTD., a Canadian company MACDONALD, DETTWILER SPACE ROBOTICS CORPORATION
ACCESS BC INFORMATION SERVICES, LTD., a Canadian company
MACDONALD, DETTWILER INFORMATION SERVICES, LTD., a Canadian company MACDONALD, DETTWILER SERVICES, LTD., a Canadian company
MACDONALD, DETTWILER TECHNOLOGIES INC.
TRIATHLON LTD., a Canadian company
TRIATHLON, INC.
EARTH OBSERVATION SCIENCES LIMITED, a U.K. corporation
IOTEK INCORPORATED, a Canadian company
MAGELLAN CORPORATION
MAGELLAN DIS, INC.
MAGELLAN FOREIGN SALES CORPORATION
ASHTECH USVI
ASHTECH EUROPE LTD
ASHTECH A/O